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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Extensity, Inc. on Form S-8 of our report dated January 19, 2001 relating to the financial statements appearing in the Annual Report on Form 10-K of Extensity, Inc. for the year ended December 31, 2000.

/s/  PricewaterhouseCoopers LLP

San Jose, California
March 6, 2002